Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Catapult Communications Corporation and subsidiaries as of and for the year ended September 30, 2007 dated December 13, 2007, appearing in the Annual Report on Form 10-K of Catapult Communications Corporation for the year ended September 30, 2007.
/s/ Deloitte & Touche LLP
San Jose, California
December 2, 2008